PROMISSORY NOTE

Principal Amount: $250,000.00

Interest Rate:    7.00% FOR 365 DAYS -

Effective Date of Note: JUNE 30TH, 2006

Place of Execution:        BROWARD COUNTY, FLORIDA

         FOR VALUE RECEIVED, COMPLETE POWER SOLUTIONS, LLC, a Florida limited liability company, 1288 SW 29th Ave, Pompano Beach Beach, Florida 33069 hereinafter referred to as the "Borrower", promises to pay to the order of CHINA DIRECT TRADING CORP., located at 10400 Griffin Rd. #109, Cooper City, Fl. 33328 , hereinafter referred to as the "Lender", the principal sum of TWO HUNDRED FIFTY THOUSAND DOLLARS & NO/100'S ($250,000.00), lawful currency of the United States of America, together with interest on the principal balance thereof of the effective date of this note at Seven (7.00%) interest, per annum. This Promissory Note is subject to a personal guaranty executed by William Dato as attached hereto as Exhibit A.

         Principal and interest pursuant to the terms of this note (the "Note") shall be due and payable as follows:

         PRINCIPAL & INTEREST: The entire principal shall be due and payable on or before three hundred and sixty five (365) days (June 30th), 2007) of the effective date of this note. All Interest computed at the rate herein specified shall be paid quarterly.

         The Quarterly payments will equal $4,375.00 and the final payment will include the last quarters interest payment. On June 30, 2007, the new Principal Amount, including interest, which shall be due and owing as a balloon payment, shall equal TWO HUNDRED FIFTY-THREE THOUSAND SEVEN HUNDRED FIFTY DOLLARS ($254,375.00), lawful currency of the United States of America.

         If such balloon payment is not made by the Borrower on June 30, 2007 then interest shall increase to twelve percent (12%) per annum. Thus if the total Principal Amount including all interest is not satisfied by June 30, 2007, the new Principal Amount including interest shall equal

COLLATERAL: The Borrower has pledged $250,000 worth of CHDT preferred shares and will surrender rights to said shares upon a default.

PREPAYMENT: The Borrower may prepay this note, whether principal or interest, in whole or in part, at any time or times without penalty.

         Provided none of the terms, conditions, covenants, warranties and agreements of this Note or other instruments delivered on the effective date of

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this note or  subsequent  thereto by the Borrower to Lender shall be in default, the Borrower shall have the right, at any time and from time to time, to prepay the unpaid principal evidenced by this Note in whole or in part without premium or penalty but with accrued interest to the date of such pre-payment on any amount prepaid. Any such prepayment shall be applied first to accrued interest with the balance, if any, to be applied to the then outstanding principal balance. The Borrower shall pay Lender a late charge of six percent (6.00%) of any installment not received by the Lender within fifteen (15) calendar days after the due date of the payment, whether of interest or principal.

         All payments made by the Borrower to Lender shall be applied first to accrued and unpaid interest and the balance, if any, to principal.

1. The occurrence of any one or more of the following events, circumstances, or conditions shall constitute a default hereunder ("Event of Default"): (A) failure of the Borrower or any Obligor (which term shall mean and include the Borrower and/or each maker, endorser, surety and guarantor of this Note) to pay to the Lender promptly when the same shall become due (whether at scheduled maturity, upon acceleration or otherwise) any portion of the obligations including, but not limited to, any installment of principal or of interest due under this Note or any fees owing to the Lender and such failure shall continue for more than fifteen (15) days; (B) the death of any Obligor; (C) the filing of any petition under the Bankruptcy Act, or any similar federal or state debtor-creditor statutes, by or against any Obligor; (D) an application for the appointment of a receiver for, the making of a general assignment for the benefit of creditors by, or the insolvency of any Obligor; (E) the entry of a judgment in excess of $100,000.00 against any Obligor which is not vacated or bonded within thirty (30) days after its entry; (F) the issuance of any writ of attachment or the filing of any encumbrance against any property of any Obligor;
(G) the taking of possession of any substantial part of the property of any Obligor at the instance of any governmental authority; (H) the dissolution, merger, consolidation, or reorganization of any Obligor; (I) the occurrence of any material change in the financial conditions or affairs of any of the Borrower or any Obligor as in the reasonable but sole opinion of the Lender impairs the Lender's security or increases its risk. At any time after the occurrence of any such default, the indebtedness evidenced hereby or thereby shall, at the option of the Lender, immediately become due and payable without demand upon or notice to the Borrower, and the Lender shall be entitled to exercise all remedies as provided by applicable law.

2. Upon the occurrence and during the continuance of an Event of Default, the Lender is authorized, without notice to the Borrower (the giving of notice being expressly waived by the Borrower) to set off and apply any indebtedness owing by the Lender to the Borrower or any one of them against the indebtedness evidenced by this Note, although then contingent or unmatured. The Lender agrees to notify the Borrower after any such setoff and application; provided, however, the failure to give such right of set-off and to have made a charge against any such money immediately upon the occurrence of such default even though such charge is made or entered on the books of Lender subsequent thereto. The rights of the Lender under this Paragraph 2 are in addition to any other rights and remedies which the Lender may have.



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3. The Lender  may  transfer  this Note and the  transferee(s)  shall  thereupon become vested with all the powers and rights herein given to the Lender with respect thereto; and the Lender shall thereafter be forever relieved and fully discharged from any liability or responsibility in the matter, but the Lender shall retain all rights and powers hereby given with respect to any property not so transferred.

4. Each of the Borrower and/or any sureties, guarantors and endorsers of this Note hereby waives presentment for payment, demand, notice of dishonor, protest, extension of time without notice and/or any and all requirements necessary to hold each of them liable as makers, sureties, guarantors and endorsers and agree that (I) any collateral, lien and/or right of setoff securing any indebtedness evidenced by this Note may, from time to time, in whole or in part, be exchanged or released, and any person liable on or with respect to this Note may be released all without notice to or further reservations of rights against any Borrower, any endorser, surety or guarantor and all without in any way affecting or releasing the liability of the Borrower, any endorser, surety or guarantor, and (II) none of the terms or provisions hereof may be waived, altered, modified or amended except as the Lender may consent thereto in writing.

5. The Borrower hereby agree jointly and severally with any surety, guarantor and endorser, to pay all reasonable out-of-pocket costs and expenses, including reasonable attorneys' fees, incurred by the Lender in the collection of the indebtedness evidenced by this Note or in enforcing any of the rights, powers, remedies, and privileges of the Lender hereunder. As used in this Note, the term "attorneys' fees" shall mean reasonable charges and expenses for legal services rendered to or on behalf of the Lender in connection with the collection of the indebtedness evidenced by this Note at any time whether prior to the commencement of judicial proceedings and/or thereafter at the trial and/or appellate level and/or in pre- and post-judgment or bankruptcy proceedings.

6. Both principal and interest evidenced by this Note shall be payable in lawful currency of the United States of America to the Lender at 10400 Griffin Rd, suite 109 , Cooper City, Fl. 33328, or at such other place designated by Lender in writing, in immediately available funds without deduction for or on account of any present or future taxes, duties or other charges levied or imposed on this Note, the proceeds hereof, or on the Borrower or holder hereof by any government, or any instrumentality, authority or political subdivision thereof. The Borrower agree, upon the request of the Lender, to pay all such taxes (other than taxes on or measured by income of the holder hereof), duties, and other charges in addition to the principal and interest evidenced by this Note.

7. Nothing contained in this Note or any other instrument between the parties hereto shall be deemed to establish or require the payment of a rate of interest in excess of the rate (whether limited or unlimited) that may legally be charged on loans or extension of credit made by any bank and/or lender or creditor under the laws (whether codified or not) applicable to this Note ("Maximum Rate"). In the event that the rate of interest so contracted to be paid should exceed the Maximum Rate, whether as a result of its fluctuation, acceleration of the maturity hereof or otherwise, the rate of interest to be paid hereunder shall be automatically reduced to the Maximum Rate and so much of any interest reserved, charged or taken as would cause the same to exceed the Maximum Rate shall be deemed not to be a credit against interest but rather a prepayment on account of


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and be automatically  credited against  outstanding  principal  evidenced hereby regardless of how the same may appear on the Lender's or the Borrower's books or records or any memoranda of whatever nature evidencing the same; provided, however, no such application shall operate to cure or act as a waiver of any event of default occasioning acceleration to which the Lender is entitled hereunder.

8. Notwithstanding anything to the contrary stated herein or in any of the loan documents executed concurrently herewith or hereafter by the Borrower, any amount of principal and/or interest evidenced by this Note which is not paid when due, and is, therefore, delinquent whether at stated maturity, by acceleration or otherwise, shall bear interest from the day when due until such amount is paid in full, payable on demand, at the Maximum Rate not to exceed the lower of (a) eighteen percent (18%) per annum; or (b) the maximum rate of interest chargeable by the lender to the Borrower under the law; provided, however, that if at any time it is determined that an amount in excess of the Maximum Rate has been charged, then in such event the excess over the Maximum Rate shall IPSO FACTO be applied toward the reduction of the principal balance.

9. Any default by the Borrower or any one of them hereunder shall constitute a default under any other loan or loans outstanding between the Borrower or any one of them and lender (excepting herefrom outstanding loans to affiliates of the Borrower) and any such default shall constitute a default under all outstanding loans and shall entitle Lender to exercise all the rights and remedies which may be stated in the loan documentation governing such loans, including specifically, but without limitation, the right of acceleration and foreclosure of all property which is collateralized to the Lender. This Note and the collateral securing the same shall serve as additional collateral for all loans of the Borrower or any one of them to the Lender.

10. If any provision of this Note shall be deemed unenforceable under applicable law, such provision shall be ineffective, but only to the extent of such unenforceability, without invalidating the remainder of such provision or the remaining provisions of this Note. All of the terms and provisions of this Note shall be applicable to and be binding upon each and every maker, endorser, surety, guarantor, all other persons who are or may become liable for the payment hereof and their heirs, personal representatives, successors or assigns.

11. The obligation evidenced by this Note is secured by a Master Security Agreement or other Financing Agreement by and between the Lender and the Borrower, which is concurrently herewith or subsequently executed by the parties hereto, and said agreements are hereby expressly incorporated herein by this reference as if fully set forth herein.

12. This Note shall be, at any time, be in "registered form", as that term is defined in Section 163 of the Internal Revenue Laws of the United States of America.

13. This Note and the agreements governing the collateral of this Note shall be construed and applied pursuant to the laws of the state of Florida.



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

         WHEREOF, this Note has been executed the day and year denoted below, with the parties intending for all legal effects that the note be effective as of the day and year first above written.



COMPLETE POWER SOLUTIONS, LLC,
a Florida limited liability company, Borrower


By:                                                      DATE:  JUNE 30TH , 2006
     ------------------------------------------------
       WILLIAM DATO, Manager


China Direct Trading Corp

By:                                                      DATE:  JUNE 30TH 2006
     ------------------------------------------------
       HOWARD ULLMAN , CEO


























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

                          ABSOLUTE GUARANTY OF PAYMENT

         This Agreement is made on this 1st day of March, 2006, by and between WILLIAM DATO, a resident of the State of Florida, in the United States of America, (hereinafter referred to as "Guarantor"), and COMPLETE POWER SOLUTIONS, LLC, a Florida limited liability company, whose mailing address is 4100 North Powerline Road, Suite 0-3, Pompano Beach, Florida 33073 (hereinafter referred to as "Obligor"), for the intents and purpose herein described.

         In consideration of the covenants herein contained and the sum of Ten Dollars ($10.00) and other good and valuable consideration, the receipt and sufficiency of which are hereby duly acknowledged by Guarantor and Obligor, the parties agree as follows.

         I, WILLIAM DATO, as Guarantor, do hereby guarantee payment to CHINA DIRECT TRADING CORP, a Florida corporation, (hereinafter referred to as "Obligee"), of that certain Promissory Note dated the 1st day of March, 2006, which Obligor herewith now owes to Obligee.

         I, the Guarantor, hereby waive diligence on the part of the Obligor in the payment of the aforementioned indebtedness to the Obligee, and agree that Guarantor shall during the duration of this agreement, guaranty the payment of the aforementioned indebtedness of the Obligor to the Obligee and the Obligor is hereby relieved of the obligation to tender payments to the Obligee and hereby covenant and warrant that the Guarantor shall make all payments to the Obligee pursuant to the agreement herein embodied and pursuant to the terms and conditions aforementioned indebtedness.

         It shall not be necessary for Obligor, in order to enforce payment by the Guarantor of the indebtedness owing to the Obligee, to first institute suit or to pursue or exhaust his remedies against the other obligors of the aforementioned indebtedness or against any other security which the Obligor may have as against the Guarantor.

         Guarantor acknowledges that this guaranty is in effect and binding on the Guarantor and the Guarantor further agrees that this guaranty shall continue in full force and effect notwithstanding the death or the release by agreement or by operation of law, or the extension of time to, any other obligor or obligors as to the obligations then existing and owing to the Obligee pursuant to the aforementioned indebtedness.

         It is expressly agreed between the Guarantor and the Obligor that the maximum amount recoverable from Guarantor under this guaranty is limited to then outstanding principal balance of the aforementioned indebtedness together with any accrued and unpaid interest.

         This agreement is to be performed in Broward County, Florida, and any suit on this guaranty or for any breach of this guaranty may be brought and prosecuted in the courts of that county, or may be brought and prosecuted in the courts of the State of Florida. This agreement in no way is intended to confer any rights upon any third party and may only be enforced by the Guarantor and Obligor herein.


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

         This guaranty shall remain in effect until the entire obligation with respect to which the payment and satisfaction is guaranteed hereunder is fully discharged by the Obligee or the property to which the aforementioned indebtedness relates is sold to a third party in which the said third party assumes the indebtedness hereby guaranteed by Guarantor.

         The covenants, terms, conditions, provisions and undertakings in this guaranty shall extend to and be binding on the heirs, executors, administrators, successors and assigns of the respective parties hereto, as if they were in every case named and expressed and wherever reference is made to either of the parties hereto, whether Guarantor or Obligor, it shall be held to include and apply also to the heirs, executors, administrators, successors and assigns of such party as if and in each and every case so expressed.

         This guaranty contains the entire agreement between the parties and shall not be modified in any manner except by an instrument in writing executed by the parties.

         Executed by the parties hereto and effective as of this 1st day of March, 2006.


                                   COMPLETE POWER SOLUTIONS,  LLC,
                                   a Florida limited liability company, Obligor

                                   By:
---------------------------           -----------------------------------------
WILLIAM DATO, Guarantor                 WILLIAM DATO, Manager


STATE OF FLORIDA           )
                           )  SS:
COUNTY OF BROWARD          )


         The foregoing instrument was acknowledged before me this ______ day of _________________, 2006, by WILLIAM DATO, Guarantor, and as Manager for COMPLETE POWER SOLUTIONS, LLC, who is personally known by me or has produced ____________________________ as identification and who duly acknowledged before me that he executed this instrument for the purposes therein expressed.


My Commission Expires:                             _____________________________
                                                   Notary Signature







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